                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the
"Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation has duly increased the total number of shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of Maryland General Corporation Law and has duly established two (2) series of shares ("each hereinafter referred to as a "Class") for four of the eleven Series of the capital stock of the
Corporation.

         THIRD: Immediately prior to the increase the Corporation had the authority to issue One Billion Five Hundred Million (1,500,000,000) shares of capital stock. Following the increase, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

         FOURTH: The par value of shares of the Corporation's capital stock before the increase was and after the increase is One Cent ($0.01) per shares.

         FIFTH: Immediately prior to the increase, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Fifteen
Million Dollars ($15,000,000). After giving effect to the increase, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

         SIXTH: Immediately prior to the increase, the eleven (11) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series                                      Number of Shares           Aggregate Par Value

VP Value Fund                               200,000,000                $2,000,000
VP International Fund                       200,000,000                 2,000,000
VP Capital Appreciation Fund                 90,000,000                   900,000
VP Balanced Fund                            100,000,000                 1,000,000
VP Advantage Fund                            10,000,000                   100,000
VP Income & Growth Fund                     200,000,000                 2,000,000
VP Equity Index Fund                        125,000,000                 1,250,000
VP Growth Fund                              150,000,000                 1,500,000
VP Ultra Fund                               150,000,000                 1,500,000
VP Vista Fund                               150,000,000                 1,500,000
VP Global Growth Fund                       125,000,000                 1,250,000

         SEVENTH: Immediately prior to the increase, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                     Number of
                                                     Shares              Aggregate
         Series Name                Class Name       Allocated           Par Value

VP Value Fund                       n/a              200,000,000         $2,000,000
VP International Fund               n/a              200,000,000          2,000,000
VP Capital Appreciation Fund        n/a               90,000,000            900,000
VP Balanced Fund                    n/a              100,000,000          1,000,000
VP Advantage Fund                   n/a               10,000,000            100,000
VP Income & Growth Fund             n/a              200,000,000          2,000,000
VP Equity Index Fund                n/a              125,000,000          1,250,000
VP Growth Fund                      n/a              150,000,000          1,500,000
VP Ultra Fund                       n/a              150,000,000          1,500,000
VP Vista Fund                       n/a              150,000,000          1,500,000
VP Global Growth Fund               n/a              125,000,000          1,250,000

         EIGHTH: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation has allocated
Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Thirty Million ($30,000,000). As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles Supplementary, the eleven (11) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                             Number of Shares           Aggregate Par Value

VP Value Fund                               600,000,000                $6,000,000
VP International Fund                       600,000,000                 6,000,000
VP Capital Appreciation Fund                200,000,000                 2,000,000
VP Balanced Fund                            200,000,000                 2,000,000
VP Advantage Fund                                     0                         0
VP Income & Growth Fund                     300,000,000                 3,000,000
VP Equity Index Fund                        200,000,000                 2,000,000
VP Growth Fund                              200,000,000                 2,000,000
VP Ultra Fund                               300,000,000                 3,000,000
VP Vista Fund                               200,000,000                 2,000,000
VP Global Growth Fund                       200,000,000                 2,000,000

         NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board
of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the eleven (11) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                     Number of
                                                     Shares                    Aggregate
         Series Name                Class Name       Allocated                 Par Value

VP Value Fund                       I                400,000,000               $4,000,000
                                    II               200,000,000               $2,000,000

VP International Fund               I                400,000,000               4,000,000
                                    II               200,000,000               2,000,000

VP Capital Appreciation Fund        I                200,000,000               2,000,000

VP Balanced Fund                    I                200,000,000               2,000,000

VP Advantage Fund                   I                          0                       0

VP Income & Growth Fund             I                200,000,000               2,000,000
                                    II               100,000,000               1,000,000

VP Equity Index Fund                I                200,000,000               2,000,000

VP Growth Fund                      I                200,000,000               2,000,000

VP Ultra Fund                       I                200,000,000               2,000,000
                                    II               100,000,000               1,000,000

VP Vista Fund                       I                200,000,000               2,000,000

VP Global Growth Fund               I                200,000,000               2,000,000

         TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles
Supplementary.

         THIRTEENTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article EIGHTH, and dividing the Series of capital stock of the
Corporation into Classes as set forth in Article NINTH.

         IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant
Secretary on this 21st day of May, 2001.

                                            AMERICAN CENTURY
ATTEST:                                     VARIABLE PORTFOLIOS, INC.

Name:  Charles A. Etherington                Name:  David C. Tucker
Title:   Assistant Secretary                 Title:   Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  May 21, 2001
                                         --------------------------------------
                                         David C. Tucker, Senior Vice President